Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251919) and Form S-8 (No. 333-255137) of Blink Charging Co. of our report dated May 20, 2022, relating to the consolidated financial statements of SemaConnect Inc. and Subsidiaries (“SemaConnect”), which appears in this Form 8-K/A. Our report contains an explanatory paragraph regarding SemaConnect’s ability to continue as a going concern.

/s/ BDO USA, LLP

Potomac, Maryland

September 1, 2022